As filed with the Securities and Exchange Commission on August 2, 2019

Registration No. 333-225943

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S‑8

REGISTRATION STATEMENT

Under The Securities Act of 1933

Loop Industries, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	27-2094706
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

480 Fernand-Poitras Terrebonne, Québec, Canada J6Y 1Y4

(450) 951-8555

(Address of principal executive offices, including zip code)

2017 Equity Incentive Plan

(Full title of the plan)

Daniel Solomita

President and Chief Executive Officer

Loop Industries, Inc.

480 Fernand-Poitras

Terrebonne, Quebec, Canada, J6Y 1Y4

(450) 951-8555

(Name, address and telephone number, including area code, of agent for service)

Copies to:
Martin J. Waters, Esq. Megan J. Baier, Esq. Wilson Sonsini Goodrich & Rosati, P.C. 1301 Avenue of the Americas New York, NY 10019 (212) 999-5800 (650) 493-9300	Nelson Gentiletti Chief Operating and Chief Financial Officer Loop Industries, Inc. 480 Fernand-Poitras Terrebonne, Quebec, Canada, J6Y 1Y4 (450) 951-8555

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the following registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission on June 28, 2018 by Loop Industries Inc., a Nevada corporation (the “Company”):

•	Registration Statement filed on Form S-8, File No. 333-225943, registering 1,500,000 shares of common stock, par value $0.0001 per share, for issuance under the Company’s 2017 Equity Incentive Plan.

This Post-Effective Amendment No. 1 to the Registration Statement is being filed solely for the purpose of filing Exhibit 23.2 thereto, to add the Consent of the Company’s previous Independent Registered Public Accounting Firm. All other portions of the Registration Statement, as previously filed, remain unchanged. No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement.

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Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description of Exhibit	Form	File No.	Exhibit Number	Filing Date
4.1	Articles of Incorporation, as amended to date	10-K	000-54768	3.1	5/30/2017
4.2	By-laws, as amended to date	8-K	000-54768	3.1	4/10/2018
4.3	Loop Industries, Inc. 2017 Equity Incentive Plan, and form of agreements thereunder	10-Q	000-54768	4.3	10/11/2017
5.1	Opinion of Ballard Spahr LLP	S-8	333-225943	5.1	06/28/2018
23.1	Consent of PricewaterhouseCoopers LLP	S-8	333-225943	23.1	06/28/2018
23.2*	Consent of Weinberg & Company, P.A.
23.3	Consent of Ballard Spahr LLP (contained in Exhibit 5.1 hereto)	S-8	333-225943	23.3	06/28/2018
24.1	Power of Attorney	S-8	333-225943	24.1	06/28/2018

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Terrebonne, Province of Quebec, Canada on the 2nd day of August, 2019.

LOOP INDUSTRIES INC.

By:	/s/ Daniel Solomita
Daniel Solomita
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Solomita	Chief Executive Officer, President and Director (principal executive officer)	August 2, 2019
Daniel Solomita

/s/ Nelson Gentiletti	Chief Financial Officer and Treasurer (principal accounting officer and principal financial officer)	August 2, 2019
Nelson Gentiletti

*	Director	August 2, 2019
Laurence Sellyn

*	Director	August 2, 2019
Jay Stubina

/s/ Sidney Horn	Director	August 2, 2019
Sidney Horn

/s/ Andrew Lapham	Director	August 2, 2019
Andrew Lapham

*	By:	/s/ Daniel Solomita
Daniel Solomita
Attorney-in-fact

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